                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           U.S. ENERGY SYSTEMS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                            U.S. ENERGY SYSTEMS, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON AUGUST 5, 1997


TO ALL STOCKHOLDERS OF U.S. ENERGY SYSTEMS, INC.:

           NOTICE IS HEREBY GIVEN that the Annual Meeting of the stockholders (the "Stockholders") of U.S. Energy Systems, Inc., a Delaware corporation (the "Company"), will be held at Rockwell's, 515 North Flagler Drive, Top Floor, West Palm Beach, Florida 33401 on Tuesday, August 5, 1997 at 10:00 a.m., Eastern Daylight Savings time, for the following purposes:

           1. To elect five Directors for the term of one year, or, if Proposal Number Two is adopted by the Stockholders, for staggered terms of one to three years, and until their successors are duly elected and qualified;

           2. To consider and vote upon a proposal to approve and adopt an amendment to the Company's Certificate of Incorporation to provide for staggered three (3) year terms for the Company's Board of Directors;

           3. To ratify the appointment of Richard A. Eisner & Company, LLP, as the Company's independent public accountants for the fiscal year ending January 31, 1998; and

           4. To transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

           Only Stockholders of record at the close of business on June 20, 1997 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

                                             By Order of the Board of Directors,


                                             Seymour J. Beder,
                                             Secretary

West Palm Beach, Florida
July 2, 1997

           WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY COMPLETE, SIGN AND DATE THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY, AND RETURN IT TO THE COMPANY. THE PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED, AND STOCKHOLDERS EXECUTING PROXIES MAY ATTEND THE MEETING AND VOTE IN PERSON, SHOULD THEY SO DESIRE.

                            U.S. ENERGY SYSTEMS, INC.
                       515 NORTH FLAGLER DRIVE, SUITE 702
                         WEST PALM BEACH, FLORIDA 33401

                                 ---------------

                                 PROXY STATEMENT


         THE ACCOMPANYING PROXY IS SOLICITED BY THE BOARD OF DIRECTORS (THE "BOARD") OF U.S. ENERGY SYSTEMS, INC. (THE "COMPANY") FOR THE ANNUAL MEETING OF ITS STOCKHOLDERS (THE "STOCKHOLDERS") TO BE HELD AT ROCKWELL'S, 515 NORTH FLAGLER DRIVE, TOP FLOOR, WEST PALM BEACH, FLORIDA 33401, ON TUESDAY, AUGUST 5, 1997 AT 10:00 A.M., EASTERN DAYLIGHT SAVINGS TIME.

         This Proxy Statement is being mailed to the Stockholders on or about July 2, 1997. All proxies duly executed and received will be voted on all matters presented at the Annual Meeting in accordance with the instructions given by such proxies. In the absence of specific instructions, proxies so received will be voted FOR the named nominees for election to the Board, FOR the proposal to amend the Company's Certificate of Incorporation to provide for staggered three (3) year terms for Board members (the "Staggered Board Amendment"), and FOR the ratification of Richard A. Eisner & Company, LLP as the Company's independent public accountants for the fiscal year ending January 31, 1998. The Board does not anticipate that any of its nominees will be unavailable for election and does not know of any other matters that may be brought before the Annual Meeting. In the event that any other matter should come before the Annual Meeting or that any nominee is not available for election, the persons named in the enclosed proxy will have discretionary authority to vote all proxies not marked to the contrary with respect to such matter in accordance with their best judgment. The proxy may be revoked at any time before being voted either in person at the Annual Meeting, by written notice to the Secretary of the Company or by delivery of a later-dated proxy. The Company will pay the entire expense of soliciting the proxies. Proxies will be solicited by the Board through use of the mails. Proxies may also be solicited by directors, officers and other employees of the Company personally or by mail, telephone, or otherwise, but such persons will not be compensated for such services.

         Only holders of shares of common stock, par value $.01 per share (the "Common Stock"), of record at the close of business on June 20, 1997 will be entitled to notice of and to vote at the Annual Meeting and at all adjournments thereof. As of the close of business on June 20, 1997, the Company had outstanding 4,334,191 shares of Common Stock. Each share of Common Stock entitles the record holder thereof to one vote on all matters properly coming before the Stockholders at the Annual Meeting. The presence in person, or by proxy, of a majority of the outstanding shares of the Common Stock entitled to vote at the Annual Meeting will be necessary to constitute a quorum.

         At the Annual Meeting, the Stockholders will be entitled to elect five Directors who, if the Staggered Board Amendment is adopted, will serve for staggered three (3) year terms, as set forth herein. Each director will be elected by the affirmative vote of a plurality of the votes cast by the shares of Common Stock represented at the Annual Meeting. The adoption of the Staggered Board Amendment requires the affirmative vote of not less than a majority of the votes entitled to be cast by all shares of Common Stock issued and outstanding on the Record Date. The vote of a majority of the shares of Common Stock represented at the Annual Meeting is required for the ratification of the appointment of Richard A. Eisner & Company, LLP, as the Company's independent public accountants.

         Shares represented by proxies which are marked "abstain" or which are marked to deny discretionary authority will only be counted for determining the presence of a quorum. Votes withheld in connection with the election of one or more of the nominees for Director will not be counted as votes cast for such individuals. In addition, where brokers are prohibited from exercising discretionary authority for beneficial owners who have not provided voting instructions (commonly referred to as "broker non-votes"), those shares will not be included in the vote totals.

         A list of the Stockholders entitled to vote at the Annual Meeting will be available at the Company's office, 515 North Flagler Drive, Suite 702, West Palm Beach, Florida 33401, for a period of ten (10) days prior to the Annual Meeting for examination by any Stockholder.

         Officers and Directors of the Company beneficially own approximately 8.97% of the outstanding shares of Common Stock. See "Security Ownership of Management and Principal Stockholders." APPROVAL OF THE AFORESAID MATTERS IS NOT ASSURED; ACCORDINGLY, THE BOARD URGES STOCKHOLDERS TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY.


                        SECURITY OWNERSHIP OF MANAGEMENT
                           AND PRINCIPAL STOCKHOLDERS

         The following table sets forth the number of shares of Common Stock owned as of June 20, 1997 by each Director and Executive Officer of the Company, by those persons known to the Company to own beneficially 5% or more of the outstanding shares of Common Stock of the Company, and by all Directors and Officers of the Company as a group. With respect to any person who beneficially owns 5% or more of the outstanding shares of Common Stock, the address of such person is also set forth.


                                                        Beneficial Ownership(1)
                                                       ------------------------
                                                        Shares       Percentage
                                                       --------      ----------
NAME AND ADDRESS OF BENEFICIAL OWNER

Theodore Rosen.......................................   152,714(2)      3.43%

Richard H. Nelson....................................   132,235(3)      3.02%

Seymour J. Beder.....................................    35,000(4)      0.80%

                                                        Beneficial Ownership(1)
                                                        -----------------------
                                                         Shares      Percentage
                                                        --------     ----------

Terrence Page.......................................         0(5)       0.00%

Evan Evans..........................................    22,500(6)       0.52%

Allen J. Rothman....................................    20,000(7)       0.46%

Todd Goodwin........................................    50,000(8)       1.15%

Cambridge Investments Limited.......................   360,000(9)       8.31%
600 Montgomery Street
27th Floor
San Francisco, CA 94111

Austin W. Marxe.....................................   475,000(10)     10.96%
153 East 53rd Street, 51st Floor
New York, NY  10022

AWM Investment Companies, Inc.......................   475,000(10)     10.96%
153 East 53rd Street, 51st Floor
New York, NY  10022

Special Situations Fund.............................   357,500(10)      8.25%
153 East 53rd Street, 51st Floor
New York, NY   10022

Special Situations Cayman Fund, L.P.................   117,500(10)      2.71%
153 East 53rd Street, 51st Floor
New York, NY  10022

MGP Advisors Limited Partnership....................   357,500(10)      8.25%
153 East 53rd Street, 51st Floor
New York, NY 10022

Mellon Bank Corporation.............................   425,000(11)      9.81%
One Mellon Bank Center
Pittsburgh, PA 15258

All officers and directors as a group (7 persons)...   412,449          8.97%


(1) The tabular information gives effect to the exercise of warrants or options exercisable within 60 days of the date of this table owned in each case by the person or group whose percentage ownership is set forth opposite the respective percentage and is based on the assumption that no other person or group exercises its option. The address of each of the officers and directors is 515 North Flagler Drive, Suite 702, West Palm Beach, Florida 33401.

(2) Includes 11,357 shares issuable upon exercise of warrants at an exercise price of $4.00 per share, 60,250 shares issuable upon exercise of presently exercisable options at an exercise price of $8.00 per share, and 50,000 shares issuable upon exercise of presently exercisable options at an exercise price of $3.875 per share. Does not include 50,000 shares issuable upon exercise of options at an exercise price of $3.875 which will become exercisable on December 26, 1997.

(3) Includes 50,000 shares issuable upon exercise of presently exercisable options at an exercise price of $3.875 per share. Does not include 50,000 shares issuable upon the exercise of options which will become exercisable on December 26, 1997.

(4) Includes 6,250 shares issuable upon exercise of presently exercisable options at an exercise price of $10.00 per share, 6,250 shares issuable upon exercise of presently exercisable options at an exercise price of $4.00 per share, and 20,000 shares issuable upon exercise of presently exercisable options at an exercise price of $3.875 per share. Does not include 20,000 shares issuable upon exercise of options at an exercise price of $3.875 per share which will become exercisable on December 26, 1997.

(5) Does not include 30,000 shares issuable upon exercise of options at an exercise price of $4.375 per share, 15,000 of which will become exercisable on April 3, 1998 and the balance of which will become exercisable on April 3, 1999.

(6) Includes 1,250 shares issuable upon exercise of presently exercisable options at an exercise price of $4.00 per share, and 20,000 shares issuable upon exercise of presently exercisable options at an exercise price of $3.875 per share. Does not include 20,000 shares issuable upon exercise of options at an exercise price of $3.875 per share which will become exercisable on December 26, 1997.

(7) Includes 20,000 shares issuable upon exercise of options exercisable within 60 days at an exercise price of $4.00 per share. Does not include 20,000 shares issuable upon exercise of options which will become exercisable on January 6, 1998.

(8) Includes 20,000 shares issuable upon exercise of options exercisable within 60 days at an exercise price of $4.00. Does not include 100,000 shares issuable upon exercise of warrants at an exercise price of $4.00 per share which will become exercisable on December 2, 1997, nor 20,000 shares issuable upon exercise of options at an exercise price of $4.00 per share which will become exercisable on January 6, 1998.

(9) Based on a Schedule 13-D notice sent to the Company on December 26, 1996.

(10) Based on a Schedule 13-G notice sent to the Company on January 9, 1997. The aggregate amount of 475,000 shares of Common Stock, which is beneficially owned by each of Austin W. Marxe and AWM Investment Company, Inc. ("AWM"), which is privately owned by Mr. Marxe, consists of 357,500 shares of Common Stock owned by Special Situations Fund III, L.P. (the "Fund") and 117,500 shares of Common Stock owned by Special Situations Cayman

         Fund, L.P. (the "Cayman Fund"). AWM is a general partner of both the Fund and the Cayman Fund. The aggregate amount of Common Stock which is beneficially owned by each of the Fund and MGP Advisors Limited Partnership ("MGP"), a general partner of the Fund, consists of the referenced 357,500 shares of Common Stock. These amounts do not include an aggregate amount of 200,000 shares issuable upon exercise of warrants at an exercise price of $4.00 per share which will become exercisable on December 2, 1997, 200,000 of which are beneficially owned by each of Mr. Marxe and AWM, 150,000 of which are beneficially owned by each of the Fund and MGP and 50,000 of which are beneficially owned by the Cayman Fund.

(11) Based on a Schedule 13-G notice sent to the Company on February 12, 1997.

                        DIRECTORS AND EXECUTIVE OFFICERS

The Directors and executive officers of the Company are presently as follows:


NAME AND AGE                        POSITION(S) WITH THE COMPANY
--------------------------------    -------------------------------------------
Theodore Rosen (72)                 Chairman of the Board of Directors
Richard H. Nelson (57)              Chief Executive Officer, President
                                    and Director
Evan Evans (71)                     Director
Allen J. Rothman (40)               Director
Todd Goodwin (65)                   Director
Seymour J. Beder (69)               Treasurer, Controller and Chief
                                    Financial Officer
Terrence Page (50)                  Vice President of Western Resources

         THEODORE ROSEN. Mr. Rosen has been a Director of the Company and Chairman of the Board of Directors since November 1993. Since June 1993, Mr. Rosen has been Managing Director of Burnham Securities. He was Senior Vice President of Oppenheimer & Co. from January 1991 to June 1993, and was Vice President of Smith Barney & Co. from 1989 to 1991. Mr. Rosen also currently serves as a director of Waterhouse Investors Cash Management Co., an investment management company engaged in management of money market mutual funds. Mr. Rosen holds a BA degree from St. Lawrence University and did graduate work at both Albany Law School and Columbia University School of Business.

         RICHARD H. NELSON. Mr. Nelson has been President, Chief Executive Officer and Director of the Company since November 1993. Mr. Nelson has been engaged in the power plant industry for more than twenty years and has been involved with over 200 power projects throughout the world, 125 of which have been cogeneration projects. In 1973, Mr. Nelson formed Sartex Corp., which was merged into the Company, then called Cogenic Energy Systems, Inc. ("Cogenic"), in 1981. Mr. Nelson served as president of Cogenic until 1989. Cogenic filed for reorganization under Chapter 11 of the Bankruptcy Code in 1989. From January 1989 until January 1991, Mr. Nelson was president of Utility Systems Corp., a subsidiary of Cogenic which was not party to the Chapter 11 filing. In January 1991, Mr. Nelson formed Utility Systems Florida, Inc. ("USF") where he served as president until November 1993. A Plan of Reorganization was confirmed for Cogenic in March 1993, after which USF and Cogenic merged, with Cogenic being the surviving corporation and changing its name to U.S. Envirosystems, Inc. Mr. Nelson was Special Assistant to the Director of the Peace Corps from 1961 to 1962; thereafter he served as Military Aide to the Vice President of the United States from 1962 to 1963 and Assistant to the President of the United States from 1963 to 1967. From 1967 to 1969, Mr. Nelson was Vice President of American International Bank, and from 1969 to 1973 he was Vice President of Studebaker-Worthington Corp. Mr. Nelson received his BA degree from Princeton University.

         EVAN EVANS. Mr. Evans has been a Director of the Company since August 1995. Since 1983 he has been chairman of Holvan Properties, Inc. ("Holvan"), a real estate developer, and was managing director of Easco Marine, Ltd. from 1983 to 1988. Also, from 1985 to 1986 Mr. Evans was general manager of Belgian Refining Corporation ("BRC"), pursuant to a contract between BRC and Holvan. From 1981 to 1983 he was vice president of Getty Trading and Transportation Company and president of its subsidiary, Getty Trading International, Inc. From 1970 to 1981 Mr. Evans was vice president and member of the board of directors of United Refining Corp ("URC"). Mr. Evans also currently serves as a director of Holvan and URC. Mr. Evans received his BS degree in Mathematics from St. Lawrence University and his BS in Civil Engineering from M.I.T.

         ALLEN J. ROTHMAN. Mr. Rothman was appointed to the Board of Directors of the Company in January 1997. Mr. Rothman is a partner with the law firm of Robinson, Brog, Leinwand, Greene, Genovese & Gluck P.C. in New York with whom he has been associated since January 1996. Mr. Rothman specializes in corporate, finance and real estate law. Prior to joining Robinson Brog, he was associated with several New York law firms. Mr. Rothman received his BA degree from Columbia University and his JD degree from Harvard University.

         TODD GOODWIN. Mr. Goodwin was appointed to the Board of Directors of the Company in January 1997. From 1984 until the present, Mr. Goodwin has been a general partner of Gibbons, Goodwin, van Amerongen, an investment banking firm in New York. From 1978 until 1984, he was a Managing Director of Merrill Lynch, specializing in corporate finance, advising major client corporations on acquisitions, divestitures and financings. Mr. Goodwin was a general partner of White Weld & Co. from 1969 until that firm was acquired by Merrill Lynch in 1978. Mr. Goodwin also currently serves as a director of Johns Manville Corporation, The Rival Company, Schult Homes Corporation and Wells Aluminum Corp. He is a trustee of Southampton Hospital and the Madison Square Boys and Girls Club. Mr. Goodwin received his A.B. degree in Economics from Harvard College.

         SEYMOUR J. BEDER. Mr. Beder has been Secretary, Treasurer, Controller and Chief Financial Officer of the Company since November 1993. From 1970 through 1980 he was Chief Financial Officer for Lynnwear Corporation, a textile company, and from 1980 to September 1993, Mr. Beder was president of Executive Timeshare, Inc., a provider of executive consulting talent. Mr. Beder is a Certified Public Accountant, and a member of the New York State Society of Certified Public Accountants and the American Institute of Certified Public Accountants. Mr. Beder received his BA degree from City College of New York.

         TERRENCE PAGE. Mr. Page was appointed Vice President of Western Resources of the Company in March 1997. Prior to his employment with the Company, Mr. Page served on the Nevada Public Service Commission since 1982. From 1982 to 1989 he was Regulatory Operations Supervisor, and from 1989 until he resigned to join the Company, he served as Director of Regulatory Operations. In this position, he had responsibility for developing all staff positions brought before the Commission, and coordinated with Federal, state, and local government agencies on matters of regulatory policy. Mr. Page holds his BS in Business from the University of the State of New York, and his MS in management from the American University. He has served on the Nevada Department of Information Services Advisory Committee, the Ohio State University's National Regulatory Research Institute Advisory committee, the Las Vegas Regional Transportation Advisory Committee, and the Washoe Regional Water Planning Commission.

MEETINGS OF THE BOARD OF DIRECTORS AND INFORMATION REGARDING COMMITTEES

         The Board has two standing committees, an Audit Committee and a Compensation Committee. The Company does not have a Nominating Committee.

         The Audit Committee is composed of Messrs. Evan Evans, Todd Goodwin and Allen J. Rothman. The duties of the Audit Committee include recommending the engagement of independent auditors, reviewing and considering actions of management in matters relating to audit functions, reviewing with independent auditors the scope and results of its audit engagement, reviewing reports from various regulatory authorities, reviewing the system of internal controls and procedures of the Company and reviewing the effectiveness of procedures intended to prevent violations of law and regulations. The Audit Committee held one meeting during the fiscal year ended January 31, 1997.

         The Compensation Committee is comprised of Messrs. Evan Evans, Todd Goodwin and Allen J. Rothman. The duties of the Compensation Committee include recommending to the Board remuneration to be paid to executive officers of the Company, determining the number of shares and options to be awarded pursuant to the Company's stock option plans, administering and monitoring compensation and recommending the establishment of incentive and bonus programs for executives of the Company. The Compensation Committee held two meetings during the fiscal year ended January 31, 1997.

         The Board held eight meetings during the fiscal year ended January 31, 1997. All incumbent Directors attended at least 75% of the meetings of the Board and Committees on which they served during this year.


                             EXECUTIVE COMPENSATION

         The following table shows the total compensation paid by the Company during the fiscal years ended January 31, 1997, 1996 and 1995 to Mr. Richard H. Nelson, the Company's President and Chief Executive Officer. There were no other executives of the Company who received total compensation in excess of $100,000 during any of such years.

                           SUMMARY COMPENSATION TABLE




                                                                                    Long-Term
                                                   Annual Compensation            Compensation
                                                 -----------------------          ------------
                                                                                   Securities
Name and Principal                 Fiscal                                          Underlying
Position                            Year             Salary        Bonus             Options
--------------------                ----             ------        -----             -------

Richard H. Nelson,
President and Chief
Executive Officer                   1997             $150,000        -               100,000
                                    1996             $150,000        -                  -
                                    1995             $149,850        -                  -





                      OPTION/SAR GRANTS IN LAST FISCAL YEAR
                               (Individual Grants)




                         Number of
                         Securities
                         Underlying           Percent of Total
                         Options/SARS         Options/SARS Granted to          Exercise or
Name                     Granted (#)          Employees in Fiscal Year         Base Price ($/sh)    Expiration Date
----                     -----------          ------------------------         -----------------    ---------------
Richard H. Nelson        100,000                       36%                         $3.875/sh        December 26, 2002


         COMPENSATION OF DIRECTORS. Employee Directors are not compensated for attendance at meetings of the Board, although certain travel expenses relating to attending meetings are reimbursed. Outside Directors are compensated at an annual rate of $10,000 plus travel expenses, and must attend at least four meetings annually. No additional compensation is given to committee members or participants in special projects.

         EMPLOYMENT CONTRACTS. Mr. Nelson has an employment contract with the Company to serve as its Chief Executive Officer for a term of five years ending December 1, 2001. Mr. Nelson's contract provides for an annual salary of $150,000 plus normal benefits, subject to upward adjustment by the Board. Under the terms of Mr. Nelson's employment agreement, he may not disclose any confidential information pertaining to the Company nor compete with the Company during the term of his employment with the Company plus an additional two years. Mr. Nelson works for the Company full-time.

         Mr. Rosen has an employment contract with the Company to serve as the Chairman of the Board of Directors for a term of five years ending December 1, 2001. Mr. Rosen's contract provides for an annual salary of $60,000 plus normal benefits, subject to upward adjustment by the Board. On December 16, 1996, the Board approved an increase to $84,000 annually. Mr. Rosen devotes a minimum of 40 hours per week to the Company. Under the terms of Mr. Rosen's employment agreement, Mr. Rosen agrees that he will not disclose any confidential information pertaining to the Company nor compete with the Company during the term of his employment with the Company plus an additional two years.

         Terrence Page has an employment contract with the Company to serve as Vice President of Western Resources for a term of two years ending March 3, 1999. Mr. Page's contract calls for an annual salary of $90,000 plus normal benefits. Under the terms of Mr. Page's employment agreement, Mr. Page agrees that he will not disclose any confidential information pertaining to the Company nor compete with the Company during the term of his employment with the Company plus an additional two years.


                              CERTAIN TRANSACTIONS

         The Plan of Reorganization of Cogenic Energy Systems, Inc. (the "Plan") was originally filed and financed by Richard Nelson, who was then the sole shareholder and sole director of Utility Systems Florida, Inc. ("USF"). The Plan was confirmed by the bankruptcy court in March 1993 to take effect upon the merger with USF, which took place in November 1993. Under the Plan, 100,000 shares of the reorganized debtor were issued to Richard Nelson as the proponent and financier of the Plan. An additional 125,000 shares (the "Merger Shares") were issued to USF upon consummation of the Plan and upon the merger of the reorganized debtor with USF. These Merger Shares were distributed to individuals and companies who purchased shares of USF for purposes of providing USF with the financing to acquire the Company and to allow the Company to continue as the surviving corporation.

         Messrs. Nelson and Rosen were participants in a secured loan of $1,000,000 made to the Company by certain directors, officers and other affiliates of the Company in October 1994 (the "Plymouth Loan"). The Plymouth Loan accrued interest at the rate of 2.5% per annum above the prime rate. Messrs. Nelson and Rosen benefited by the payment to them from the net proceeds of the Company's public offering of its Common Stock, which closed on December 17, 1996 (the "Offering"), of $31,000 and $30,900, respectively in connection with the repayment of the Plymouth Loan. Mr. Rosen also held Convertible Debentures of the Company in the amount of $125,000. Accrued interest on Mr. Rosen's Convertible Debentures, repaid from the proceeds of the Offering, amounted to $33,000.

         In June 1995, the Company issued 57,500 shares of Series One Preferred Stock to Anchor Capital Company LLC ("Anchor") under the terms of a loan by which Anchor loaned the Company the sum of $660,000 bearing interest at the rate of 18% per annum (the "Anchor Loan"). The Anchor Loan was cross-collateralized (together with the Solvation Loan described below) by a first lien on all of the assets of the Company and 97,250 shares of Common Stock owned by Messrs. Nelson and

Rosen. The purpose of the Anchor Loan was to finance the costs and expenses of the Offering and provide other funding to the Company for various costs and expenses. The Anchor Loan was repaid with $796,000 of the proceeds of the Offering, which included $136,000 of accrued interest. The 57,500 shares of Series One Preferred Stock were exchanged for 205,000 shares of Common Stock in a preferred stock exchange which was consummated concurrently with the Offering.

         In December 1995, Solvation, Inc. ("Solvation") loaned the Company $200,000, which bore an interest rate of 10% per annum and was repaid upon the closing of the Offering. Solvation loaned the Company an additional $50,000 in May 1996 on the same terms and conditions (together with the $200,000 loan, the "Solvation Loan"), which amount was also repaid upon the closing of the Offering.

         The 97,250 shares of the Company's Common Stock which Messrs. Nelson and Rosen pledged in connection with the Anchor Loan and the Solvation Loan were released from such pledges upon repayment of the two loans.

         During December 1996, the Company engaged the law firm of Robinson, Brog, Leinwand, Green, Genovese & Gluck P.C. for certain legal services. Mr. Rothman, a director of the Company, is a partner in that law firm.

         All transactions between the Company and its officers, directors, principal shareholders or other affiliates have been on terms no less favorable than those that are generally available from unaffiliated third parties. Any such future transactions will be on terms no less favorable to the Company than could be obtained from an unaffiliated third party on an arm's-length basis and will be approved by a majority of the Company's independent and disinterested directors.


                COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

         Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires that the Company's officers and Directors, and persons who own more than ten percent of a registered class of the Company's equity securities, file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, Directors and greater than ten percent stockholders are required by regulation to furnish to the Company copies of all
Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that during the fiscal year ended January 31, 1997, all such filing requirements applicable to its officers, Directors, and greater than ten percent beneficial owners were met.

PROPOSAL 1:  ELECTION OF DIRECTORS

         The Board currently consists of five (5) Directors. The Directors are elected annually to serve until the next annual meeting of Stockholders and until their successors have been duly elected and qualified. If, at the time of election, any of the nominees should be unavailable for election, a circumstance which is not expected by the Company, it is intended that the proxies will be voted for such substitute nominee as may be selected by the Company. Proxies not marked to the contrary will be voted for the election of the persons listed below. Messrs. Theodore Rosen, Richard H. Nelson and Evan Evans are standing for re-election by the Stockholders. Messrs. Allen J. Rothman and Todd Goodwin, who were appointed members of the Board in January 1997 by action of the Board, are standing for election by the Stockholders for the first time. The Board proposes the election of the following five (5) nominees to the Board:

                                   Theodore Rosen
                                   Richard H. Nelson
                                   Evan Evans
                                   Allen J. Rothman
                                   Todd Goodwin

         Biographical information relating to these nominees for Director positions appears above starting on page 5 of this Proxy Statement under the heading "DIRECTORS AND EXECUTIVE OFFICERS".

         Proposal Number Two, as contained in this Proxy Statement, would amend the Company's Certificate of Incorporation (the "Staggered Board Amendment") to provide for staggered three (3) year terms for Board members. If the Staggered Board Amendment is approved by Stockholders, the Directors who are elected shall fill the terms as designated below:

         Class I Director:                  Todd Goodwin
         Class II Directors:                Evan Evans and Allen J. Rothman
         Class III Directors:               Theodore Rosen and Richard H. Nelson

         The Class I Director's term would expire at the 1998 Annual Meeting of Stockholders; the Class II Directors' terms would expire at the 1999 Annual Meeting of Stockholders; and the Class III Directors' terms would expire at the 2000 Annual Meeting of Stockholders. In the event that the Staggered Board Amendment is not approved, the terms of each of the elected directors will expire at the next Annual Meeting of Stockholders.

         THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ABOVE-MENTIONED NOMINEES AS DIRECTORS.

PROPOSAL 2:  CREATION OF STAGGERED BOARD OF DIRECTORS

         The Board has determined that it is advisable to amend Paragraph Seventh of the Company's Certificate of Incorporation to create a staggered Board, such that each Director would be elected to a three-year, staggered term. A copy of Paragraph Seventh of the Company's Certificate of Incorporation, as proposed to be amended, is attached to this Proxy Statement as Exhibit "A".

AMENDMENT

         The Board has approved, subject to Stockholder approval at the Annual Meeting, a staggered Board of Directors. The Company's Directors are presently elected annually to hold office until the next annual meeting of Stockholders and until their successors are elected and qualified. If the Staggered Board Amendment is approved by the Stockholders, Directors will be elected for three-year terms, with approximately one-third of such overall directors elected each year; except that at the Annual Meeting to be held on August 5, 1997, Class I Directors will be elected for a one year term, Class II Directors will be elected for a two year term and Class III Directors will be elected for the full three year term. Thereafter, Class I Directors will be elected for a full three year term commencing the 1998 Annual Meeting of Stockholders and Class II Directors will be elected for a full three year term commencing the 1999 Annual Meeting of Stockholders. In the event that the Stockholders do not approve the Staggered Board Amendment, the Directors elected at the Annual Meeting will serve until the next Annual Meeting.

         If the Staggered Board Amendment is approved by the Stockholders, any subsequent action to amend or repeal the Staggered Board Amendment will require the affirmative vote of the holders of 66 2/3 percent of the outstanding shares of the Company's Common Stock, voting together as a single class, unless such action has been previously approved by a majority vote of the full Board, in which case the affirmative vote of the holders of a majority of the outstanding shares of the Company's Common Stock entitled to vote thereon will be sufficient to amend or repeal any provision of the Staggered Board Amendment. The Staggered Board Amendment will allow the Board to fill vacancies on the Board which occur during the year with appointees who will serve for the remainder of the full term of the resigning Director's seat.

         Currently, the election and removal of Directors is governed by the Company's Bylaws, which provide that the Company shall have not less than three and not more than fifteen Directors, with the exact number to be determined by a vote of a majority of the entire Board. The Board has, by resolution, fixed the number of Directors at this time at five. Each Director serves until the next annual meeting of Stockholders or until his successor has been elected or appointed. A Director may be removed with or without cause by a majority vote of the Stockholders at a meeting called for such purpose or by a sufficient number of other candidates receiving more votes than the Director at the next annual meeting. Because the Directors will be directly affected by the proposed Staggered Board Amendment, they may be deemed to have an interest in the outcome of such proposal.

         The text of Article Seventh of the Certificate of Incorporation as it would read assuming adoption of the Staggered Board Amendment is set forth on Exhibit "A" attached hereto. Stockholders are urged to read carefully the following material, as well as Exhibit "A", as they involve matters of particular importance.

POSSIBLE BENEFITS OF STAGGERED BOARD AMENDMENT

         The Board believes that a staggered system of electing Directors would provide important benefits to the Company, including:

    o The staggered Board system helps assure continuity of the Company's business strategies and policies. Since at least two Stockholder meetings will generally be required to effect a change in control of the Board, a majority of Directors at any given time will have prior experience as Directors of the Company. This is particularly important to a relatively small, growth-oriented organization, such as the Company.

    o The staggered Board system helps assure stability in the operations of the Company. The Company believes that greater certainty over the future control of the Company, which the proposed Staggered Board Amendment may help build, makes it easier for the Company to develop relationships with local and state regulatory and permitting agencies, and to form partnerships for the development and co-ownership of independent power plants with large utility companies.

    o In the event of an unfriendly or unsolicited proposal to take over or restructure the Company, the staggered Board system would permit the Company time to negotiate with the sponsor, to consider alternative proposals and to assure that Stockholder value is maximized.

POSSIBLE ANTI-TAKEOVER EFFECT OF THE STAGGERED BOARD AMENDMENT

         A staggered Board may be deemed to have an anti-takeover effect since it may create, under certain circumstances, an impediment which would frustrate persons seeking to effect a takeover or otherwise gain control of the Company. A possible acquiror may not proceed with a tender offer because it would be unable to obtain control of the Company's Board for a period of at least two years. No more than one-third of the sitting Board would be up for election at any annual meeting of Stockholders.

         The adoption of the Staggered Board Amendment requires the affirmative vote of not less than a majority of the votes entitled to be cast by all shares of Common Stock issued and outstanding on the Record Date. If the Staggered Board Amendment is approved by the Stockholders, any subsequent action to amend or repeal the Staggered Board Amendment will require the affirmative vote of the holders of 66 2/3 percent of the outstanding shares of the Company's Common Stock, voting together as a single class, unless such action has been previously approved by a majority vote of the full Board, in which case, the affirmative vote of the holders of a majority of the outstanding shares of the Company's Common Stock entitled to vote thereon will be sufficient to amend or repeal any provision of the Staggered Board Amendment. The Staggered Board Amendment will allow the Board to fill vacancies on the Board which occur during the year with appointees who will serve for the remainder of the full term of the resigning Director's seat.

         If the proposed Staggered Board Amendment is approved by the Stockholders, it will become effective upon filing and recording of a Certificate of Amendment as required by the Delaware General Corporation Law. If the Staggered Board Amendment is not approved, the terms of the Company's Directors will not change. The effect of an abstention or a broker non-vote is the same as that of a vote against the proposal.

         THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE PROPOSED STAGGERED BOARD AMENDMENT.


PROPOSAL 3:  RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

         The Company has retained, subject to Stockholder ratification, Richard
A. Eisner & Company, LLP, as its independent public accountants for the fiscal year ending January 31, 1998. Richard A. Eisner & Company, LLP has been the independent accountants for the Company for the past four years and has no financial interest, either direct or indirect, in the Company. A representative of Richard A. Eisner & Company, LLP is expected to attend the Annual Meeting and to have an opportunity to make a statement and/or respond to appropriate questions from Stockholders. If the Stockholders do not ratify the appointment of Richard A. Eisner & Company, LLP as the Company's independent public accountants, the Board will consider the selection of another accounting firm.

         The vote of a majority of the shares of its Common Stock represented at the Annual Meeting is required for the ratification of Richard A. Eisner & Company, LLP as the Company's independent public accountants.

         THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF RICHARD A. EISNER & COMPANY, LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING JANUARY 31, 1998.


                              STOCKHOLDER PROPOSALS

         Proposals of Stockholders of the Company that are intended to be presented at the Company's 1998 Annual Meeting of Stockholders must be received by the Company no later than April 1, 1998 in order for them to be included in the proxy statement and form of proxy relating to that meeting.

                                    EXHIBIT A

                          AMENDMENT TO ARTICLE SEVENTH
                       OF THE CERTIFICATE OF INCORPORATION


SEVENTH:

1.       BOARD OF DIRECTORS

         All corporate powers shall be exercised by the Board of Directors, except as otherwise provided by statute or by this Certificate of Incorporation, or any amendment thereof, or by the By-Laws. The By-Laws may be adopted, amended or repealed by the Board of Directors of the Corporation, except as otherwise provided by law, but any by-law made by the Board of Directors is subject to amendment or repeal by the stockholders of the Corporation.

2.       CLASSIFICATION

         The directors shall be classified with respect to the time for which they shall severally hold office into three classes as nearly equal in number as possible. The Class I directors shall be elected to hold office for an initial term expiring at the 1998 annual meeting of stockholders, the Class II directors shall be elected to hold office for an initial term expiring at the 1999 annual meeting of stockholders and the Class III directors shall be elected to hold office for an initial term expiring at the 2000 annual meeting of stockholders, with the members of each class of directors to hold office until their successors have been duly elected and qualified. At each annual meeting of stockholders, the successors to the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election and until their successors have been duly elected and qualified. At each annual meeting of stockholders at which a quorum is present, the persons receiving a plurality of the votes cast shall be elected directors. Election of directors need not be by written ballot unless the By-Laws of the Corporation so provide.

3.       VACANCIES

         Any vacancy on the Board of Directors resulting from death, retirement, resignation, disqualification or removal from office or other cause, as well as any vacancy resulting from an increase in the number of directors which occurs between annual meetings of the stockholders at which directors are elected, shall be filled only by a majority vote of the remaining directors then in office, though less than a quorum, except that those vacancies resulting from removal from office by a vote of the stockholders may be filled by a vote of the stockholders at the same meeting at which such removal occurs. The directors chosen to fill vacancies shall hold office for a term expiring at the end of the next annual meeting of stockholders at which the term of the class to which they have been elected expires. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

         Notwithstanding the foregoing, whenever the holders of one or more classes or series of Preferred Stock shall have the right, voting separately, as a class or series, to elect directors, the election, term of office, filling of vacancies, removal and other features of such directorships shall be governed by the terms of the resolution or resolutions adopted by the Board of Directors applicable thereto, and each director so elected shall not be subject to the provisions of this Article Seventh unless otherwise provided therein.

4.       AMENDMENT AND REPEAL OF ARTICLE SEVENTH

         Notwithstanding any provisions of this Certificate of Incorporation and of the By-Laws, and notwithstanding the fact that a lesser percentage may be specified by Delaware law, unless such action has been approved by a majority vote of the full Board of Directors, the affirmative vote of 66 2/3 percent of the votes which all holders of the then outstanding shares of capital stock of the Corporation would be entitled to cast thereon, voting together as a single class, shall be required to amend or repeal any provision of this Article Seventh or to adopt any provision inconsistent with this Article Seventh. In the event such action has been previously approved by a majority vote of the full Board of Directors, the affirmative vote of the holders of a majority of the outstanding stock entitled to vote thereon shall be sufficient to amend or repeal any provision of this Article Seventh or adopt any provision inconsistent with this Article Seventh.

                                                                    APPENDIX B
                                     PROXY

                           U. S. ENERGY SYSTEMS, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     Richard H. Nelson and Seymour J. Beder each with power of substitution, are hereby authorized to vote all shares of common stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of U.S. Energy Systems, Inc. (the "Company") to be held on August 5, 1997, or any postponements or adjournments thereof, as indicated on the reserve side.

    THIS PROXY WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AND FOR PROPOSALS 2 AND 3 SET FORTH ON THE OTHER SIDE. As to any other matter, said Proxies shall vote in accordance with their best judgment.

    The undersigned hereby acknowledges receipt of the Notice of the 1997 Annual Meeting of Stockholders, the Proxy Statement and the Annual Report for the fiscal year ended January 31, 1997 furnished herewith.

                                    (Continued and to be signed on reverse side)

1. Election of            [ ] FOR all nominees listed      [ ] WITHHOLD AUTHORITY to vote  [ ] *EXCEPTIONS (FOR all
  Directors:                  below                            for all nominees listed         nominees except as
                                                               below                           indicated in space below)

A VOTE FOR ALL NOMINEES IS RECOMMENDED BY THE BOARD OF DIRECTORS. Theodore Rosen, Richard H. Nelson, Evan Evans, Allen J. Rothman, Todd Goodwin

* INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)

Exceptions
--------------------------------------------------------------------------------

2. Approval of Amendment to Certificate of                3. Ratification of Richard A. Eisner & Company, LLC
Incorporation to Adopt a Staggered Board of                  as the Company's Independent Public Accountants:
Directors:
  FOR [ ]        AGAINST [ ]        ABSTAIN [ ]             FOR [ ]        AGAINST [ ]        ABSTAIN [ ]
  A VOTE FOR IS RECOMMENDED BY THE BOARD OF DIRECTORS.      A VOTE FOR IS RECOMMENDED BY THE BOARD OF DIRECTORS.
4. In their discretion, on such other matters as may
   properly come before the meeting.
[ ] Change of Address and or Comments Mark Here               Please sign exactly as name appears hereon.
                                                              When shares are held by joint tenants, both
                                                              should sign. If acting as attorney, executor,
                                                              trustee, or in any representative capacity,
                                                              sign name and title.
                                                              Dated                                 , 1997
                                                                    -------------------------------
                                                              ---------------------------------------------
                                                                               Signature
                                                              ---------------------------------------------
                                                                       Signature if held jointly
                                                              Votes must be indicated [X] in Black or Blue
                                                              ink.

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE.